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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Kroll Risk Consulting Services, Inc. on Form S-1 of our report dated December 18, 1998 (January 21, 1999 as to the first paragraph on Note 15), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Independent Auditors" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
September 14, 2000